Exhibit 3.3

                          AMENDMENT TO THE BY-LAWS OF
                               LECROY CORPORATION

                           Dated as of August 16, 2000

         This AMENDMENT TO THE BY-LAWS OF LECROY CORPORATION (this "Amendment") is effective as of the date set forth above, pursuant to the resolutions of the Board of directors of LeCroy Corporation (the "Company") adopted on August 14, 2000.

         NOW, THEREFORE, the By-Laws of the Company are hereby amended as follows:

         ss.1. AMENDMENT TO ARTICLE 6.5 OF THE BY-LAWS. Article 6.5. of the By-Laws is hereby added to read as follows:

         6.5      PRICING OF COMPANY STOCK OPTIONS.

                  Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders of the Company, the Company shall not (i) grant any stock options with an exercise price that is less than one hundred percent of the fair market value of the shares of Common Stock underlying such options on the date of grant of such options or (ii) reduce the exercise price of any stock option granted under any existing or future stock option plan of the Company.

         ss.2. AMENDMENT TO ARTICLE 8.1 OF THE BY-LAWS. Article 8.1 is hereby amended and restated in its entirety to read as follows:

         8.1      AMENDMENTS.

         Subject always to any limitations imposed by the Company's Certificate of Incorporation, from and after the closing of the IPO, these By-Laws may be altered, amended, or repealed, or new By-Laws may be adopted, only by (i) the affirmative vote of the holders of at least a majority of the outstanding voting stock of the Company, provided, that the affirmative vote of the holders of at least 67% of the outstanding voting stock of the Company shall be required for any such alteration, amendment, repeal, or adoption that would affect or be inconsistent with the provisions of Sections 2.11, 2.12, and 3.1(c) and this Section
         8.1 (in each case, in addition to any separate class vote that may be required pursuant to the terms of any then outstanding preferred stock of the Company), or (ii) by resolution of the Board of Directors duly adopted by not less than a majority of the directors then constituting the full Board of Directors. Notwithstanding the foregoing, Article 6.5 of these By-Laws may not be amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of the stockholders of the Company.

         SS.3. CONFORMED BY-LAWS. Attached hereto as Exhibit A is a conformed copy of By-Laws of the Company that contains each of the foregoing amendments.

         SS.4. MISCELLANEOUS. Except as expressly set forth in this Amendment, all of the terms and provisions of the By-Laws of the Company shall remain in full force and effect.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, I hereto have executed this Amendment to By-Laws of LeCroy Corporation as an instrument under seal on the day and year first above written.

                                            By: /S/ Raymond F. Kunzmann
                                                -----------------------
                                                Name: Raymond F. Kunzmann
                                                Title: Vice President - Finance,
                                                Chief Financial Officer,
                                                Secretary and Treasurer

                                                                       EXHIBIT A

                               LECROY CORPORATION

                                  B Y - L A W S

                               LECROY CORPORATION

                                  B Y - L A W S

                                TABLE OF CONTENTS

Article I. -   General...............................................................................1
         1.1.  Offices...............................................................................1
         1.2.  Seal..................................................................................1
         1.3.  Fiscal Year...........................................................................1

Article II. -  Stockholders..........................................................................1
         2.1.  Place of Meetings.....................................................................1
         2.2.  Annual Meeting........................................................................1
         2.3.  Quorum................................................................................2
         2.4.  Right to Vote; Proxies................................................................2
         2.5.  Voting................................................................................2
         2.6.  Notice of Annual Meetings.............................................................3
         2.7.  Stockholders' List....................................................................3
         2.8.  Special Meetings......................................................................3
         2.9.  Notice of Special Meetings............................................................3
         2.10. Inspectors............................................................................3
         2.11. Stockholders' Consent in Lieu of Meeting..............................................4
         2.12. Procedures............................................................................5

Article III. - Directors.............................................................................6
         3.1.  Number of Directors...................................................................6
         3.2.  Change in Number of Directors; Vacancies..............................................7
         3.3.  Resignation...........................................................................7
         3.4.  Removal...............................................................................7
         3.5.  Place of Meetings and Books...........................................................7
         3.6.  General Powers........................................................................7
         3.7.  Executive Committee...................................................................8
         3.8.  Other Committees......................................................................8
         3.9.  Powers Denied to Committees...........................................................8
         3.10. Substitute Committee Member...........................................................9
         3.11. Compensation of Directors.............................................................9
         3.12. Annual Meeting........................................................................9
         3.13. Regular Meetings......................................................................9
         3.14. Special Meetings......................................................................9
         3.15. Quorum................................................................................9
         3.16. Telephonic Participation in Meetings..................................................10
         3.17. Action by Consent.....................................................................10

Article IV. -  Officers..............................................................................10
         4.1.  Selection; Statutory Officers.........................................................10
         4.2.  Time of Election......................................................................10
         4.3.  Additional Officers...................................................................10
         4.4.  Terms of Office.......................................................................11
         4.5.  Compensation of Officers..............................................................11
         4.6.  Chairman of the Board.................................................................11
         4.7.  President.............................................................................11
         4.8.  Vice-Presidents.......................................................................11
         4.9.  Treasurer.............................................................................12
         4.10. Secretary.............................................................................12
         4.11. Assistant Secretary...................................................................12
         4.12. Assistant Treasurer...................................................................13
         4.13. Subordinate Officers..................................................................13

Article V. -   Stock.................................................................................13
         5.1.  Stock.................................................................................13
         5.2.  Fractional Share Interests............................................................13
         5.3.  Transfers of Stock....................................................................14
         5.4.  Record Date...........................................................................14
         5.5.  Transfer Agent and Registrar..........................................................15
         5.6.  Dividends.............................................................................15
         5.7.  Lost, Stolen, or Destroyed Certificates...............................................15
         5.8.  Inspection of Books...................................................................15

Article VI. -  Miscellaneous Management Provisions...................................................16
         6.1.  Checks, Drafts, and Notes.............................................................16
         6.2.  Notices...............................................................................16
         6.3.  Conflict of Interest..................................................................16
         6.4.  Voting of Securities owned by the Company.............................................17
         6.5.  Pricing of Company Stock Options......................................................17

Article VII. - Indemnification.......................................................................17
         7.1.  Right to Indemnification..............................................................17
         7.2.  Right of Indemnitee to Bring Suit.....................................................18
         7.3.  Non-Exclusivity of Rights.............................................................19
         7.4.  Insurance.............................................................................19
         7.5.  Indemnification of Employees and Agents of the Company................................19

Article VIII. - Amendments...........................................................................19
         8.1.  Amendments............................................................................19

                               LECROY CORPORATION

                                  B Y - L A W S

                              ARTICLE I. - GENERAL.

         1.1. OFFICES.

         The registered office of LeCroy Corporation (the "Company") shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

         1.2. SEAL.

         The seal, if any, of the Company shall be in the form of a circle and shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal, Delaware."

         1.3.

         FISCAL YEAR. The fiscal year of the Company shall be the period from June 30.

                           ARTICLE II. - STOCKHOLDERS.

         2.1. PLACE OF MEETINGS.

         All meetings of the stockholders shall be held at the offices of the Company in Chestnut Ridge, New York, except such meetings as the Board of Directors expressly determine shall be held elsewhere, in which case meetings may be held upon notice as hereinafter provided at such other place or places as the Board of Directors shall have determined and as shall be stated in such notice.

         2.2. ANNUAL MEETING.

         The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election, by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Certificate of Incorporation, or these by-laws.

         2.3. QUORUM.

         At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Certificate of Incorporation, or these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called.

         2.4. RIGHT TO VOTE; PROXIES.

         Subject to the provisions of the Company's Certificate of Incorporation, each holder of a share or shares of capital stock of the Company having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by him. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy that is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or his authorized agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the "DGCL").

         2.5. VOTING.

         At all meetings of stockholders, except as otherwise expressly provided for by statute, the Certificate of Incorporation, or these by-laws, (i) in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders and (ii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise expressly provided by law, the Certificate of Incorporation, or these by-laws, at all meetings of stockholders the voting shall be by voice vote, but any stockholder qualified to vote on the matter in question may demand a stock vote, by shares of stock, upon such question, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot be cast by a proxy, it shall also state the name of the proxy.

         2.6. NOTICE OF ANNUAL MEETINGS.

         Written notice of the annual meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the Company at least ten (10) days (and not more than sixty (60) days) prior to the meeting. It shall be the duty of every stockholder to furnish to the Secretary of the Company or to the transfer agent, if any, of the class of stock owned by him, his post-office address and to notify said Secretary or transfer agent of any change therein.

         2.7. STOCKHOLDERS' LIST.

         A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and filed either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, at least ten days before such meeting, and shall at all times during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder for a purpose germane to the meeting.

         2.8. SPECIAL MEETINGS.

         Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, may be called only by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors.

         2.9. NOTICE OF SPECIAL MEETINGS.

         Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, not less than ten
(10) nor more than sixty (60) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the Company. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices.

         2.10.  INSPECTORS.

                  1. One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which the inspector or inspectors are appointed, he or they shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies, and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his place.

                  2. At any time at which the Company has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, the provisions of Section 231 of the DGCL with respect to inspectors of election and voting procedures shall apply, in lieu of the provisions of paragraph 1 of this ss. 2.10.

         2.11. STOCKHOLDERS' CONSENT IN LIEU OF MEETING.

         Unless otherwise provided in the Certificate of Incorporation:

         (a) Prior to the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of capital stock of the Company in which the gross proceeds received by the Company (before deduction of underwriting commissions and offering expenses) exceed [$20,000,000] at a price to the public of at least [$6.00] per share (the "IPO"): Any action required by law to be taken at any annual or special meeting of stockholders of the Company, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this ss. 2.11 to the Company, written consents signed by a sufficient number of stockholders to take action are delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         (b) From and after the closing of the IPO, unless otherwise provided in the Company's Certificate of Incorporation: Any action required to be taken at any annual or special meeting of stockholders of the Company, or any action that may be taken at any annual or special meeting of such stockholders, may be taken only at such a meeting, and not by written consent of stockholders.

         2.12. PROCEDURES. For nominations for the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely written notice thereof to the Secretary of the Company. To be timely, a notice of nominations or other business to be brought before an annual meeting of stockholders must be delivered to the Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date of the Company's proxy statement delivered to stockholders in connection with the preceding year's annual meeting, or if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, or if no proxy statement was delivered to stockholders by the Company in connection with the preceding year's annual meeting, such notice must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of (i) 60 days prior to the annual meeting or (ii) 10 days following the date on which public announcement of the date of such annual meeting is first made by the Company. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than 90 days prior to such meeting and not later than the later of (i) 60 days prior to such meeting or (ii) 10 days following the date on which public announcement of the date of such meeting is first made by the Company. Such notice must contain the name and address of the stockholder delivering the notice and a statement with respect to the amount of the Company's stock beneficially and/or legally owned by such stockholder, the nature of any such beneficial ownership of such stock, the beneficial ownership of any such stock legally held by such stockholder but beneficially owned by one or more others, and the length of time for which all such stock has been beneficially and/or legally owned by such stockholder, and information about each nominee for election as a director substantially equivalent to that which would be required in a proxy statement pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and/or a description of the proposed business to be brought before the meeting, as the case may be.

                            ARTICLE III. - DIRECTORS.

         3.1.  NUMBER OF DIRECTORS.

         (a) Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the property and business of the Company shall be managed by or under the direction of a board of not less than one nor more than thirteen directors. Within the limits specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. Directors need not be stockholders, residents of Delaware, or citizens of the United States.

         (b) Subject to the provisions of the Certificate of Incorporation, prior to the closing of the IPO: The directors shall be elected by ballot at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify or until his earlier resignation or removal; provided that in the event of failure to hold such meeting or to hold such election at such meeting, such election may be held at any special meeting of the stockholders called for that purpose.

         (c) Subject to the provisions of the Certificate of Incorporation, effective from and after the closing of the IPO: The number of directors constituting the full Board of Directors initially shall be six (or such other number as the Board of Directors from time to time may determine). The Board of Directors shall be divided into three classes of directors, such classes to be as nearly equal in number of directors as possible, having staggered three-year terms of office, the term of office of the directors of the first such class to expire as of the first annual meeting of the Company's stockholders following the closing of the IPO, those of the second class to expire as of the second annual meeting of the Company's stockholders following such closing, and those of the third class as of the third annual meeting of the Company's stockholders following such closing, such that at each annual meeting of stockholders after such closing, nominees will stand for election to succeed those directors whose terms are to expire as of such meeting. Members of the Board of Directors shall hold office until the annual meeting of stockholders at which their respective successors are elected and qualified or until their earlier death, incapacity, resignation, or removal. Any director may resign at any time upon written notice to the Company. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. Any director or the entire Board of Directors may be removed only for cause and only by the vote of the holders of a majority of the shares of the Company's stock entitled to vote for the election of directors.

         (d) If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, failure to elect, or otherwise, the remaining directors, although more or less than a quorum, by a majority vote of such remaining directors may elect a successor or successors who shall hold office for the unexpired term.

         3.2. CHANGE IN NUMBER OF DIRECTORS; VACANCIES.

         The maximum number of directors may be increased by an amendment to these by-laws adopted by a majority vote of the Board of Directors or by a majority vote of the capital stock having voting power, and if the number of directors is so increased by action of the Board of Directors or of the stockholders or otherwise, then the additional directors may be elected in the manner provided above for the filling of vacancies in the Board of Directors or at the annual meeting of stockholders or at a special meeting called for that purpose.

         3.3. RESIGNATION.

         Any director of the Company may resign at any time by giving written notice to the Chairman of the Board, the President, or the Secretary of the Company. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         3.4. REMOVAL.

         Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         3.5. PLACE OF MEETINGS AND BOOKS.

         The Board of Directors may hold their meetings and keep the books of the Company outside the State of Delaware, at such places as they may from time to time determine.

         3.6. GENERAL POWERS.

         In addition to the powers and authority expressly conferred upon them by these by-laws, the board may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         3.7. EXECUTIVE COMMITTEE.

         There may be an executive committee of one or more directors designated by resolution passed by a majority of the whole board. The act of a majority of the members of such committee shall be the act of the committee. Said committee may meet at stated times or on notice to all by any of their own number, and shall have and may exercise those powers of the Board of Directors in the management of the business affairs of the Company as are provided by law and may authorize the seal of the Company to be affixed to all papers that may require it. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

         3.8. OTHER COMMITTEES.

         The Board of Directors may also designate one or more committees in addition to the executive committee, by resolution or resolutions passed by a majority of the whole board; such committee or committees shall consist of one or more directors of the Company, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by statute and shall have power to authorize the seal of the Company to be affixed to all papers that may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         3.9. POWERS DENIED TO COMMITTEES.

         Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company's property and assets, recommend to the stockholders a dissolution of the Company or a revocation of a dissolution, or to amend the by-laws of the Company. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, unless the resolution or resolutions designating such committee expressly so provides.

         3.10. SUBSTITUTE COMMITTEE MEMBER.

         In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the board as may be required by the board.

         3.11. COMPENSATION OF DIRECTORS.

         The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         3.12. ANNUAL MEETING.

         The newly elected board may meet at such place and time as shall be fixed and announced by the presiding officer at the annual meeting of stockholders, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such directors two (2) days prior to such meeting, or as shall be fixed by the consent in writing of all the directors.

         3.13. REGULAR MEETINGS.

         Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by the board.

         3.14. SPECIAL MEETINGS.

         Special meetings of the board may be called by the Chairman of the Board, if any, or the President, on two (2) days notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more directors.

         3.15. QUORUM.

         At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Certificate of Incorporation, or by these by-laws. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting that shall be so adjourned.

         3.16. TELEPHONIC PARTICIPATION IN MEETINGS.

         Members of the Board of Directors or any committee designated by such board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         3.17. ACTION BY CONSENT.

         Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the board or committee.

                             ARTICLE IV. - OFFICERS.

         4.1. SELECTION; STATUTORY OFFICERS.

         The officers of the Company shall be chosen by the Board of Directors. There shall be a President, a Secretary, and a Treasurer, and there may be a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person simultaneously.

         4.2. TIME OF ELECTION.

         The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of said officers need be a director.

         4.3. ADDITIONAL OFFICERS.

         The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         4.4. TERMS OF OFFICE.

         Each officer of the Company shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

         4.5. COMPENSATION OF OFFICERS.

         The Board of Directors shall have power to fix the compensation of all officers of the Company. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

         4.6. CHAIRMAN OF THE BOARD.

         The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

         4.7. PRESIDENT.

         Unless the Board of Directors otherwise determines, the President shall be the chief executive officer and head of the Company. Unless there is a Chairman of the Board, the President shall preside at all meetings of directors and stockholders. Under the supervision of the Board of Directors and of the executive committee, the President shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors and of the executive committee to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Company. The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to him from time to time by the Board of Directors or the executive committee.

         4.8. VICE-PRESIDENTS.

         The Vice-Presidents shall perform such of the duties of the President on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors or by the executive committee or by the President. The Board of Directors or the executive committee may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the board and of the executive committee.

         4.9. TREASURER.

         The Treasurer shall have the care and custody of all the funds and securities of the Company that may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Board of Directors or the executive committee, or the officers or agents to whom the Board of Directors or the executive committee may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Company. He may sign all receipts and vouchers for the payments made to the Company. He shall render an account of his transactions to the Board of Directors or to the executive committee as often as the board or the committee shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Company. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors and of the executive committee. He shall when requested, pursuant to vote of the Board of Directors or the executive committee, give a bond to the Company conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Company.

         4.10. SECRETARY.

         The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the Company. Except as otherwise ordered by the Board of Directors or the executive committee, he shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix the seal of the Company thereto and to all certificates of shares of capital stock of the Company. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors or the executive committee may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors and of the executive committee.

         4.11. ASSISTANT SECRETARY.

         The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Secretaries of the Company. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the executive committee or the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

         4.12. ASSISTANT TREASURER.

         The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Treasurers of the Company. Any Assistant Treasurer upon his appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the executive committee or the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

         4.13. SUBORDINATE OFFICERS.

         The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

                               ARTICLE V. - STOCK.

         5.1. STOCK.

         Each stockholder shall be entitled to a certificate or certificates of stock of the Company in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the Company shall be numbered and shall be entered in the books of the Company as they are issued. They shall certify the holder's name and number and class of shares and shall be signed by both of (i) either the President or a Vice-President, and (ii) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal of the Company. If such certificate is countersigned (l) by a transfer agent other than the Company or its employee, or, (2) by a registrar other than the Company or its employee, the signature of the officers of the Company and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Company.

         5.2. FRACTIONAL SHARE INTERESTS.

         The Company may, but shall not be required to, issue fractions of a share. If the Company does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form that shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

         5.3. TRANSFERS OF STOCK.

         Subject to any transfer restrictions then in force, the shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be canceled and new certificates shall thereupon be issued. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

         5.4. RECORD DATE.

         For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, that shall not be more than sixty
(60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         5.5. TRANSFER AGENT AND REGISTRAR.

         The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

         5.6.  DIVIDENDS.

                  1. Power to Declare. Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the laws of Delaware.

                  2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

         5.7. LOST, STOLEN, OR DESTROYED CERTIFICATES.

         No certificates for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

         5.8. INSPECTION OF BOOKS.

         The stockholders of the Company, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Company except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

               ARTICLE VI. - MISCELLANEOUS MANAGEMENT PROVISIONS.

         6.1. CHECKS, DRAFTS, AND NOTES.

         All checks, drafts, or orders for the payment of money, and all notes and acceptances of the Company shall be signed by such officer or officers, or such agent or agents, as the Board of Directors may designate.

         6.2.  NOTICES.

                  1. Notices to directors may, and notices to stockholders shall, be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Company. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram, telecopy or orally, by telephone or in person.

                  2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation of the Company or of these by-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         6.3. CONFLICT OF INTEREST.

         No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of or committee thereof that authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Company entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

         6.4. VOTING OF SECURITIES OWNED BY THE COMPANY.

         Subject always to the specific directions of the Board of Directors,
(i) any shares or other securities issued by any other corporation and owned or controlled by the Company may be voted in person at any meeting of security holders of such other corporation by the President of the Company if he is present at such meeting, or in his absence by the Treasurer of the Company if he is present at such meeting, and (ii) whenever, in the judgment of the President, it is desirable for the Company to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Company, such proxy or consent shall be executed in the name of the Company by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Company the same as such shares or other securities might be voted by the Company.

         6.5      PRICING OF COMPANY STOCK OPTIONS.

         Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders of the Company, the Company shall not (i) grant any stock options with an exercise price that is less than one hundred percent of the fair market value of the shares of Common Stock underlyi ng such options on the date of grant of such options or (ii) reduce the exercise price of any stock option granted under any existing or future stock option plan of the Company.

                         ARTICLE VII. - INDEMNIFICATION.

         7.1. RIGHT TO INDEMNIFICATION.

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the Company or serving or having served at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the "Delaware Law"), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the Indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in ss.7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Company the expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Company of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this
Article 7 or otherwise.

         7.2. RIGHT OF INDEMNITEE TO BRING SUIT.

         If a claim under ss.7.1 hereof is not paid in full by the Company within sixty days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Company.

         7.3. NON-EXCLUSIVITY OF RIGHTS.

         The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Company's Certificate or Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         7.4. INSURANCE.

         The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.

         7.5. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE COMPANY.

         The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.

                           ARTICLE VIII. - AMENDMENTS.

         8.1. Amendments. Subject always to any limitations imposed by the Company's Certificate of Incorporation, from and after the closing of the IPO, these By-Laws may be altered, amended, or repealed, or new By-Laws may be adopted, only by (i) the affirmative vote of the holders of at least a majority of the outstanding voting stock of the Company, provided, that the affirmative vote of the holders of at least 67% of the outstanding voting stock of the Company shall be required for any such alteration, amendment, repeal, or adoption that would affect or be inconsistent with the provisions of Sections 2.11, 2.12, and 3.1(c) and this Section 8.1 (in each case, in addition to any separate class vote that may be required pursuant to the terms of any then outstanding preferred stock of the Company), or (ii) by resolution of the Board of Directors duly adopted by not less than a majority of the directors then constituting the full Board of Directors. Notwithstanding the foregoing, Article
6.5 of these By-Laws may not be amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of the stockholders of the Company.